**SOLARIS POWER CELLS, INC.**
(the "Corporation")

<u>DIRECTOR CONSENT RESOLUTION</u>

The undersigned, being all the members of the board of directors of the Corporation (the "**Board**"), a Nevada corporation, do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held pursuant to Section 78.315(2) of the *Nevada Revised Statutes* and pursuant to the bylaws of the Corporation, which resolutions shall be effective as of January 22, 2014.

**WHEREAS:**

A. The Corporation wishes to amend the employment agreement between Vincent Palmieri and the Corporation dated August 23, 2013 to remove the restriction that Mr. Palmieri not be employed by other business ventures;

B. To effect the amendment, the Corporation wishes to enter into an amendment agreement (the "Amendment Agreement") attached hereto as Schedule A; and

C. Vincent Palmieri has disclosed his interest in the Amendment Agreement by executing a Notice of Disclosure, a copy of which is attached to and forms part of these resolutions, and has abstained from voting on the approval of the Amendment Agreement but consents to these resolutions being passed;

**BE IT RESOLVED THAT:**

1. The Amendment Agreement be and is hereby authorized and approved;

2. Any director or officer of the Corporation is hereby authorized as the "Authorized Signatory" of the Corporation to:

   (a) execute and deliver for and on behalf of the Corporation under the seal of the Corporation, or otherwise, all agreements, directions, certificates, acknowledgements, instructions, receipts, instruments and other documents of any kind whatsoever, with such amendments or variations as he or she deems necessary, appropriate or expedient in the circumstances, and

   (b) do or cause to be done all such other acts or things for or on behalf of the Corporation as may be, in his or her sole discretion, necessary, appropriate or expedient in the circumstances;

   for the purpose of giving effect to these resolutions and the completion of the transactions and matters contemplated herein and the execution and delivery by the Authorized Signatory of any agreement, direction, certificate, acknowledgement, instruction, receipt, instrument or other document of any kind whatsoever in the name of or on behalf of the Corporation in connection with any transaction or matter contemplated by these resolutions shall be binding on the Corporation and shall be conclusively presumed to be the act of the Corporation.

3. These resolutions may be executed in counterpart and such counterparts together shall constitute a single instrument. Delivery of an executed counterpart of these resolutions by electronic means, including by facsimile transmission or by electronic delivery in portable

## *AMENDMENT TO EMPLOYMENT AGREEMENT*

THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is entered into as of January 22, 2014 by and among Solaris Power Cells, Inc., a Nevada corporation (the "Corporation"), and Vincent Palmieri, an individual (the "Executive"). The Corporation and the Executive are hereinafter referred to individually as "Party" and jointly as the "Parties."

## *RECITALS*

A. The Parties have entered into that certain Employment Agreement dated August 23, 2013 (the "Agreement") whereby the Corporation retained the Executive to serve as the Corporation's Chief Executive Officer and to perform other such duties as are set forth in the Agreement.

B. The Parties to this Amendment desire to modify certain terms and conditions of the Agreement as set forth herein.

## *AGREEMENT*

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual terms, covenants and conditions set forth below, it is agreed as follows:

1. ***Terms and Conditions of Employment.*** Section 2.6 of the Agreement be and is hereby deleted and replaced with the following:

   Time and Efforts. Unless prevented by ill health, or physical or mental disability or impairment, the Executive shall, during the term hereof, devote his time, effort, care and attention to his duties set out in this Agreement and to the business of the Company in order to properly discharge his duties hereunder.

IN WITNESS WHEREOF, the Parties have executed and entered into this Amendment as of the date first written above.

**CORPORATION**

Solaris Power Cells, Inc.
A Nevada corporation

By:
Title:

**EXECUTIVE**

Vincent Palmieri